Exhibit 11.1

                          MEDIC COMPUTER SYSTEMS, INC.
              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK

                                                        ---------------------------------   -----------------------------------
                                                                Three Months Ended                    Nine Months Ended
                                                        ---------------------------------   -----------------------------------
                                                                   September 30,                         September 30,
                                                              1997               1996              1997                1996
                                                              ----               ----              ----                ----
Primary:
Weighted average number of common shares outstanding       25,773,116         24,348,018        25,475,210          24,300,113

Common Stock equivalents assuming exercise of
dilutive options, determined by the treasury stock
method                                                        502,830            468,998           403,500             488,017
                                                        ---------------------------------   -----------------------------------
Common shares and equivalents                              26,275,946         24,817,016        25,878,710          24,788,130
                                                        =================================   ===================================

Net income                                                 $7,277,000         $6,086,000       $16,578,000         $16,680,000
                                                        =================================   ===================================

Net income per Common Share                                     $0.28              $0.25             $0.64               $0.67
                                                        =================================   ===================================


Fully Diluted:
Weighted average number of common shares outstanding
                                                           25,773,117         24,348,018        25,475,210          24,300,113
Common Stock equivalents assuming exercise of
dilutive options, determined by the treasury stock
method                                                        551,616            458,148           479,621             476,992
                                                        ---------------------------------   -----------------------------------

Common shares and equivalents                              26,324,733         24,806,166        25,954,831          24,777,105
                                                        =================================   ===================================

Net income                                                 $7,277,000         $6,086,000       $16,578,000         $16,680,000
                                                        =================================   ===================================

Net income per Common Share                                     $0.28              $0.25             $0.64               $0.67
                                                        =================================   ===================================

Note: The calculation for fully diluted earnings per share has not been included with the Consolidated Statements of Operations because fully diluted earnings per share does not differ from primary earnings per share.